EXHIBIT 99.1

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

I.  The Committee’s Purpose. The Committee is appointed by the Board of Directors for the primary purposes of:

A.	Assisting the Board in its oversight of:

1.	the quality and integrity of the Company’s financial statements;

2.	the Company’s compliance with legal and regulatory requirements;

3.	the Company’s overall risk management profile;

4.	the independent auditor’s qualifications and independence; and

5.	the performance of the Company’s internal audit function and independent auditors.

B.	Preparing the annual Audit Committee Report to be included in the Company’s proxy statement, if any.

II.  Committee Member Qualifications. To be a member of the Audit Committee, a Board member must meet the following requirements:

1.
S/he and members of his/her immediate family and entities of which s/he is a partner, member, officer, director or significant (greater than 10%) shareholder must not receive any compensation from the Company, except for his/her director’s fees (prohibited compensation includes fees paid for accounting, consulting, legal, investment banking or financial advisory services);

2.	S/he must not be the beneficial owner, directly or indirectly; of more than ten percent (10%) of any class of the Company’s voting equity securities, or be an executive officer of the Company;

3.
S/he must not be serving simultaneously on the audit committees of more than two (2) other companies, unless the Board determines that such service will not impair his/her ability to serve on the Company’s Audit Committee; and

4.	S/he must be financially literate, as determined by the Board, or must become financially literate.

III.  The Committee’s Duties and Responsibilities. Company management is responsible for preparing financial statements; the Committee’s primary responsibility is oversight. To carry out this responsibility, the Committee will undertake the following activities:

A.	General.

1.
To develop and maintain free and open means of communication with the Board, the Company’s independent auditors, the Company’s internal auditors, and the financial and general management of the Company;

2.	To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable law;

3.	To maintain and update, as appropriate, this Charter; and

4.	To review with the Board any significant issues that arise with respect to the items listed in I.A. 1 through 5 above.

B.	The Company’s Financial Statements and Published Information.

1.	At least annually, to review:

a.
major issues regarding accounting principles and financial statement presentations including any significant changes in the Company’s selection or application of accounting principles, as well as the clarity and completeness of the Company’s financial statements and items that impact the representational faithfulness, verifiability and neutrality of accounting information;

b.
analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

c.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

2.	To discuss the annual audited financial statements and quarterly financial statements with Company management and the independent auditors.

3.
To discuss the Company’s earnings press releases, if any, as well as financial information and earnings guidance provided to analysts and ratings agencies. These discussions must occur in advance of any release or each provision of guidance.

C.	Performance and Independence of the Company’s Independent Auditors.

1.	At least annually, to obtain and review a written report by the independent auditors describing:

a.	the independent auditing firm’s internal quality control procedures;

b.	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm;

c.
any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditing firm;

d.	any steps taken to deal with any issues raised in such internal quality control reviews, peer reviews, or governmental or professional authority inquiries or investigations; and

e.	all relationships between the independent auditor and the Company.

2.
To annually evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, taking into account the opinions of Company management and the Company’s internal auditors, and to report its conclusions to the Board.

3.	To assure regular rotation of the lead audit partner, as required by law.

4.	To periodically meet separately with independent auditors.

5.	To set clear hiring policies for employees or former employees of the independent auditors.

D.	The Review of Services and Audit by Independent Auditor.

1.
To appoint, retain (with subsequent submission to the Company’s shareholders for ratification), compensate, evaluate and terminate the Company’s independent auditors, with sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors (these responsibilities may not be delegated to Company management).

2.
At least annually, to pre-approve all audit and non-audit services to be provided to the Company by its independent auditors (this responsibility may not be delegated to Company management and, to the extent that this responsibility is delegated to one or more members of the Committee, such member(s) must report such pre-approvals at the next scheduled meeting of the Committee).

3.	To ensure that the Company’s independent auditors do not perform any non-audit services that are prohibited by law or regulation.

4.	To review the scope of the annual audit to be performed by the Company’s independent auditors.

5.	To review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, and Company management’s responses.

6.	To review the audit report and recommendations submitted by the Company’s independent auditors.

7.	To review the report required by the regulatory authorities from the independent auditor concerning:

a.	Critical accounting policies and practices to be used in the audit;

b.
Alternative treatments of financial information within GAAP that have been discussed with Company management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditor; and

c.	Other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

E.	The Performance of the Company’s Internal Audit Function.

1.	To periodically meet separately with internal auditors.

2.	To review and approve the annual internal audit plan.

3.
To receive and review summaries and reports from the internal auditor with respect to its review of the operations of the Company and the systems of internal controls and, where deemed appropriate, management’s responses thereto.

F.	Controls Within the Company.

1.	To periodically meet separately with Company management including senior finance and accounting management.

2.	To annually review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3.	To receive quarterly a report from the Company’s Chief Executive and Chief Financial Officer describing:

a.	all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize, and report financial data; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

4.	To establish procedures for:

a.	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b.	the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

G.	Review of Risk Management.

To discuss:

1.	guidelines and policies to govern risk assessment and risk management;

2.	the Company’s major risk exposures and the steps Company management has taken to monitor and control such exposures;

3.
to review the status of Corporate Security, the security for the Company’s electronic data processing information systems, and the general security of the Company’s people, assets and information systems;

4.	to review the status of the Company’s financial statements; and

5.	to receive annual and as required reports from corporate counsel regarding legal, regulatory and intellectual property issues.

IV.  Authority to Retain Experts. The Committee has the authority to select, direct and, if appropriate, terminate such experts as it deems necessary in the performance of its duties.

V.  Annual Performance Evaluation of the Committee. At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

VI.  Audit Committee Financial Expert. At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable listing standards. At least one member of the Committee must be an “audit committee financial expert” as defined by regulatory authorities. The person with accounting or related financial management expertise and the “audit committee financial expert” can be one and the same.

VII.  Annual Budget. The audit committee shall establish an annual budget including reserves for audit contingencies. In the event the budget exceeds two percent of gross revenues, the audit committee shall submit the budget to the board of directors for approval.